Exhibit (n)(1)

                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the references to our firm in this Registration Statement (Form N-2, File No. 811-4875) of Royce Value Trust, Inc. and to the use of our report dated January 17, 2002 on the financial statements and financial highlights of Royce Value Trust, Inc. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.




                                                           TAIT, WELLER & BAKER

                                                       /s/ TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 27, 2003